UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM	8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 30, 2025
PILGRIM'S PRIDE CORPORATION
(Exact Name of registrant as specified in its charter)

Delaware		1-9273	75-1285071
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(IRS Employer Identification No.)

1770 Promontory Circle		80634-9038
Greeley	CO	(Zip Code)
(Address of principal executive offices)
Registrant's telephone number, including area code: (970) 506-8000
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, Par Value $0.01	PPC	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously disclosed, the Board of Directors (the “Board”) of Pilgrim’s Pride Corporation (the “Company”) previously adopted, subject to stockholder approval, the Amended and Restated Pilgrim’s Pride Corporation 2019 Long Term Incentive Plan (the “Restated 2019 LTIP”), which increased the number of shares of common stock, $0.01 par value, authorized for issuance under and made certain immaterial changes to the existing plan. As set forth in Item 5.07 below, the Company’s stockholders approved the Restated 2019 LTIP at the Company’s 2025 Annual Meeting of Stockholders held on April 1, 2025 (the “2025 Annual Meeting”). The Restated 2019 LTIP became effective as of the date of such stockholder approval.
The material features of the Restated 2019 LTIP are described in the Company’s definitive proxy statement on Schedule 14A for the Annual Meeting filed with the Securities and Exchange Commission (the “SEC”) on April 4, 2025 (the “2025 Proxy Statement”) in the section titled “Proposal 5 – Approval of Amended and Restated Pilgrim’s Pride Corporation 2019 Long Term Incentive Plan,” which is incorporated herein by reference. Such description is qualified entirely by reference to the Restated 2019 LTIP, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference. Additionally, a copy of the Company’s Restated 2019 Plan, marked to show changes, was filed as Appendix B to the 2024 Proxy Statement (additions are underlined and deletions are struck through).
Item 5.07 Submission of Matters to a Vote of Security Holders.
On April 30, 2025, the Company held its Annual Meeting. The following proposals were submitted to a vote of the stockholders of the Company at the Annual Meeting:
1.The election of eight JBS Directors to the Board.
2.The election of two Equity Directors to the Board.
3.A stockholder advisory vote on executive compensation.
4.The ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 28, 2025.
5.Approval of the Restated 2019 LTIP.
Proposals 1 and 2: Board of Directors Election
The stockholders of the Company elected all of the Company’s ten nominees for director at the Annual Meeting pursuant to the following votes:

Name	For	Withheld	Broker Non-Votes
Gilberto Tomazoni	214,472,852	14,542,382	—
Wesley Mendonça Batista	217,680,860	11,334,374	—
Joesley Mendonça Batista	217,678,538	11,336,696	—
Andre Nogueira de Souza	217,036,955	11,978,279	—
Farha Aslam	227,798,847	1,216,387	—
Raul Padilla	228,321,984	693,250	—
Joanita Karoleski	219,716,432	9,298,802	—
Ajay Menon	228,314,843	700,391	—
Wallim Cruz de Vasconcellos Junior	222,555,679	6,459,555	—
Arquimedes A. Celis	228,214,203	801,031	—
Proposal 3: Say on Pay
The stockholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the Annual Meeting, including the compensation discussion and analysis, compensation tables and narrative discussion.

For	Against	Abstain	Broker Non-Votes
217,528,144	11,277,057	210,033	—

Proposal 4: Ratification of KPMG LLP as the Company’s Independent Registered Public Accounting Firm
The appointment of KPMG LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 28, 2025 was ratified at the Annual Meeting. The votes were cast as follows:

For	Against	Abstain
228,933,354	69,566	12,314
Proposal 5: Approval of the Restated 2019 LTIP
The Restated 2019 LTIP was approved at the Annual Meeting. The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
228,051,261	765,324	198,649	—

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1†	Amended and Restated Pilgrim's Pride Corporation 2019 Long Term Incentive Compensation Plan.

†	Represents a management contract or compensation plan arrangement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM’S PRIDE CORPORATION

Date:	May 1, 2025	/s/ Matthew Galvanoni
Matthew Galvanoni
Chief Financial Officer and Chief Accounting Officer